Exhibit 99.1

Apollo Overseas Partners IV, L.P.

By:	Apollo Advisors IV, L.P.
its Managing General Partner

By:	Apollo Capital Management IV, Inc.
its General Partner

/s/ Patricia M. Navis
Name: Patricia M. Navis
Title: Vice President